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                                                            EXHIBIT 99


Statement Pursuant to Section 1350(a) of title 18, United States Code


The undersigned, Peter R. Kann and Christopher W. Vieth, certify that:

1. The Quarterly Report on Form 10-Q of Dow Jones & Company, Inc. (the "Company") for the Quarterly Period Ended September 30, 2002 (the "Form 10-Q"), which is being filed today with the Securities and Exchange Commission, fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934.

2. The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                                     /s/Peter R. Kann
                                                    -----------------
                                                    Peter R. Kann
                                                    Chief Executive Officer,
                                                    Dow Jones & Company, Inc.
                                                    Dated: November 5, 2002


                                                    /s/Christopher W. Vieth
                                                    -----------------------
                                                    Christopher W. Vieth
                                                    Chief Financial Officer,
                                                    Dow Jones & Company, Inc.
                                                    Dated: November 5, 2002